Exhibit 24

POWER OF ATTORNEY

     We, the undersigned, hereby severally constitute and appoint John C. Roche, J. Kendall Huber, and Jeffrey M. Farber, each of them singly, our true and lawful attorneys, with full power in each of them, to sign for and in each of our names and in any and all capacities, the Form 10-K of The Hanover Insurance Group, Inc. (the "Company") and any other filings made on behalf of said Company pursuant to the requirements of the Securities Exchange Act of 1934, and to file the same with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.  Witness our hands and common seal on the date set forth below.

Signature	Title	Date

/s/ John C. Roche		January 19, 2018
John C. Roche	President, Chief Executive Officer and Director

/s/ Jeffrey M. Farber		January 24, 2018
Jeffrey M. Farber	Executive Vice President and Chief Financial Officer

/s/ Warren E. Barnes		February 5, 2018
Warren E. Barnes	Vice President, Corporate Controller and Principal Accounting Officer

/s/ Michael P. Angelini		January 24, 2018
Michael P. Angelini	Director

/s/ Richard H. Booth		January 24, 2018
Richard H. Booth	Director

/s/ Jane D. Carlin		January 24, 2018
Jane D. Carlin	Director

/s/ P. Kevin Condron		January 24, 2018
P. Kevin Condron	Chairman of the Board

/s/ Cynthia L. Egan		January 21, 2018
Cynthia L. Egan	Director

/s/ Daniel T. Henry		January 24, 2018
Daniel T. Henry	Director

/s/ Wendell J. Knox		January 19, 2018
Wendell J. Knox	Director

/s/ Michael D. Price		January 20, 2018
Michael D. Price	Director

/s/ Joseph R. Ramrath		January 24, 2018
Joseph R. Ramrath	Director

/s/ Harriett Tee Taggart		January 24, 2018
Harriett Tee Taggart	Director